Exhibit 99.1

WJ Communications	Investor Relations Contacts:
Fred Krupica	Chris Danne, Rakesh Mehta
Chief Financial Officer	the blueshirt group for WJ Communications
408-577-6261	415-217-7722
fred.krupica@wj.com	chris@blueshirtgroup.com
rakesh@blueshirtgroup.com

WJ Communications Announces Completion of Acquisition

June 21, 2004, San Jose, CA – WJ Communications, Inc. (Nasdaq: WJCI), a leading designer and supplier of high-performance RF semiconductors and multi-chip modules (MCM), announced today that it has completed its previously announced acquisition of the infrastructure business and associated assets of privately-held EiC Corporation (EiC) of Fremont, CA.  EiC designs, develops, manufactures and markets proprietary radio frequency integrated circuits (RFICs) primarily for wireless communications products.

“We are delighted to have completed this acquisition and look forward to fully integrating EiC’s strong technology and talented staff into our operations,” said Michael Farese, Ph.D., Chief Executive Officer and President of WJ Communications.  “The addition of EiC’s products and technology provide a great complement to our RFIC capabilities which will enable us to better serve our current customers and expand into new opportunities in the wireless infrastructure market.”

The consideration paid to EiC by WJ Communications at closing, including deposits into escrow, consisted of $10.0 million in cash and 737,000 shares of WJCI’s Common Stock.  Additionally, as previously announced, if the EiC operations achieve certain revenue and margin targets over a 24 month period, EiC will receive further compensation of up to $14 million in stock and cash.   If the targets are achieved in full and EiC is entitled to receive the entire escrow deposit, then the total transaction value will be approximately $26.4 million.

About WJ Communications

WJ Communications Inc. is a leading RF semiconductor company focusing on the design and manufacture of high-quality devices, chipsets and multi-chip modules (MCMs) for telecommunications,

RF identification (RFID) and homeland security systems worldwide. WJ’s highly reliable amplifiers, mixers, RF integrated circuits (RFICs), RFID reader modules, chipsets and MCM products are used to transmit, receive and process signals that enable current and next generation wireless and wireline services. For more information visit www.wj.com or call 408/577-6200.

This release contains forward-looking statements including financial projections, statements as to the plans and objectives of management for future operations, and statements as to the Company’s future economic performance, financial condition or results of operations. These forward-looking statements are not historical facts but rather are based on current expectations and our beliefs. Words such as “may,” “will,” “expects,” “intends,” “plans,” “believes,” “seeks” “could” and “estimates” and variations of these words and similar expressions are intended to identify forward-looking statements. The Company’s actual results may differ materially from those projected in these forward-looking statements as a result of a number of factors, including, but not limited to, the Company’s successful transition to a pure RF semiconductor company, the Company’s ability to continue to cut future losses and return to profitability in the long term, the Company’s ability to utilize its cash effectively, successful resolutions of certain contractual matters, actual improvement in overall demand, technological innovation in the wireless communications markets, the availability and the price of raw materials and components used in the Company’s products, the demand for wireless systems and products generally as well as those of our customers, the adequacy of the Company’s obsolete inventory reserve, the success of the Company’s new product introductions and the Company’s ability to expand its customer base, broaden its product offering and deepen its penetration into existing customers, general economic conditions including the global economic slowdown and such other factors as described from time to time in the Company’s filings with the Securities & Exchange Commission. Readers of this release are cautioned not to place undue reliance on these forward-looking statements. The Company undertakes no obligation to publicly update or revise the forward-looking statements contained herein to reflect changed events or circumstances after the date of this press release.